Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(14,679,388)
Realized Trading Gain (Loss) on Swaps	27,123,842
Unrealized Gain (Loss) on Market Value of Futures	8,239,265
Unrealized Gain (Loss) on Market Value of Swaps	(40,059,668)
Dividend Income	73,269
Interest Income	36,987
ETF Transaction Fees	17,000
Total Income (Loss)	$(19,248,693)

Expenses
Investment Advisory Fee	$1,159,078
Brokerage Commissions	496,551
NYMEX License Fee	52,196
Tax Reporting Fees	35,730
Prepaid Insurance Expense	28,727
Non-interested Directors' Fees and Expenses	14,557
Audit Fees	13,151
SEC & FINRA Registration Expense	8,400
Total Expenses	$1,808,390
Net Gain (Loss)	$(21,057,083)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/10	$2,576,646,360
Additions (34,800,000 Units)	192,842,480
Withdrawals (21,300,000 Units)	(126,852,448)
Net Gain (Loss)	(21,057,083)

Net Asset Value End of Period	$2,621,579,309
Net Asset Value Per Unit (456,500,000 Units)	$5.74

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502